AMENDMENT NO. 3 TO CREDIT AGREEMENT


     This Amendment No. 3 to Credit Agreement (the "Amendment Agreement") is entered into as of September 23, 1996 by and among Rawlings Sporting Goods Company, Inc. (the "Borrower"), the undersigned lenders (the "Lenders") and The First National Bank of Chicago, as agent (the "Agent").

                       W I T N E S S E T H:

     WHEREAS, the Borrower, the Lender and the Agent entered into that certain Credit Agreement dated as of July 8, 1994 and amended as of March 24, 1995 and August 31, 1995 (the "Credit
Agreement"); and

     WHEREAS, the Borrower, the Lenders and the Agent have agreed to further amend the Credit Agreement on the terms and conditions herein set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement, as amended hereby.

     2.   AMENDMENTS TO CREDIT AGREEMENT.

          2.1 Article I of the Credit Agreement is hereby amended by (a) deleting the definitions of "Aggregate
     Available Commitment", "Borrowing Date" and "Notes" in their entirety and replacing them with the following:

               "Aggregate Available Commitment" means, at any time, the Aggregate Revolving Credit Commitment at such time MINUS the Facility Letter of Credit Obligations outstanding at such time and the aggregate principal amount of the Swing Line Loans outstanding at such time.

               "Borrowing Date" means a date on which an Advance or a Swing Line Loan is made or a Facility Letter of Credit is issued hereunder.

               "Notes" means any one or more of the Revolving
          Credit Notes or the Swing Line Notes.

     and (b) adding the following definitions thereto:

               "Swing Line Bank" means First Chicago or any other Lender as a successor Swing Line Bank.

               "Swing Line Commitment" means the obligations of the Swing Line Bank to make Swing Line Loans up to a maximum principal amount of $5,000,000 at any one time outstanding.

               "Swing Line Loan" means a swing line loan made available to the Borrower by the Swing Line Bank pursuant to Section 2.21 hereof.

               "Swing Line Note" means a promissory note, in substantially the form of Exhibit E hereto, duly executed by the Borrower and payable to the order of the Swing Line Bank in the amount of its Swing Line Commitment, including any amendment, restatement, modification, renewal or replacement of such Swing Line Note.

          2.2 Article II of the Credit Agreement is hereby amended as follows:

               (a) Section 2.1(b) is hereby amended by adding the following after the reference to "Revolving Credit
          Loans" on the second line thereof:

                    ", Swing Line Loans"

               (b) Section 2.4(b) is hereby amended by adding the following at the end of the proviso thereto:

                    PLUS (iii) the aggregate principal amount of the outstanding Swing Line Loans

               (c)  Section 2.20.1(b) is hereby amended by
          deleting clause (iii) thereof in its entirety and replacing it with the following:

                    (iii)     the sum at any time of (A) the
               aggregate amount of Facility Letter of Credit Obligations, (B) the aggregate principal balance of outstanding Revolving Credit Advances and
               (C) the aggregate principal balance of Swing Line Loans exceed the amount of the Aggregate Revolving Credit Commitment;

               (d)  Section 2.21 is hereby added as follows:

                    2.21.     SWING LINE LOANS.

                          2.21.1   AMOUNT OF SWING LINE LOANS.
                    Subject to the terms and conditions set forth in this Agreement, at any time prior to the earlier of (x) the Facility Termination Date and (y) the termination of the obligation of the Lenders to make Loans hereunder, the Swing

                    Line Bank agrees to make swing line
                    loans to the Borrower from time to time, in a minimum amount of $100,000 and in increments of $25,000 in excess thereof and in an aggregate amount not to exceed the Swing Line Commitment (each, individually, a "Swing Line Loan" and collectively, the "Swing Line Loans"); provided, however, that at no time shall the sum of (a) the principal amount of outstanding Revolving Credit Loans, PLUS
                    (b) the outstanding Facility Letter of Credit obligations, PLUS (c) the principal amount of outstanding Swing Line Loans exceed the Aggregate Revolving Credit Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the earlier of (x) the Facility Termination Date and
                    (y) the termination of the obligation of the Lenders to make Loans hereunder.

                          2.21.2   BORROWING NOTICE.  The
                    Borrower shall give the Agent and the Swing
                    Line Bank telephonic notice, not later than 11:00 a.m. (Chicago Time) on the Borrowing Date of each Swing Line Loan, specifying
                    (a) the applicable Borrowing Date (which shall be a Business Day), and (b) the aggregate amount of the requested Swing Line Loan.

                          2.21.3   MAKING OF SWING LINE LOANS.
                    Not later than 1:30 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Bank shall make available its Swing Line Loan, in funds immediately available in Chicago, to the Agent at its address specified on the signature pages to this Agreement; provided, that each of the conditions set forth in Section 4.2 shall be satisfied (with the making of a Swing Line Loan deemed to be an Advance for the purposes of such Section 4.2). The Agent will promptly make the funds so received from the Swing Line Bank available to the Borrower at the Agent's aforesaid address.

                          2.21.4   REPAYMENT OF SWING LINE LOANS.
                    The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans upon notice to the Agent and the Swing Line Bank. In addition, the Agent
                    (a) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (b) shall on the fifth Business Day after the Borrowing Date of any Swing Line Loan which, after giving effect thereto, caused the aggregate principal amount of all outstanding Swing Line Loans to be greater than $500,000, require the Lenders (including the Swing Line Bank) to make Revolving Loans pursuant to Section 2.1 hereof to repay such outstanding Swing Line Loans. Not later than 1:30 p.m. (Chicago time) on the date of any
                    notice received pursuant to this
                    Section 2.21.4, each Lender shall make
                    available its required Revolving Loan in funds immediately available in Chicago to the Agent at its address specified on the signature pages to this Agreement. Unless a Lender shall have notified the Swing Line Bank, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Section 4.1 or 4.2 had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this
                    Section 2.21.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or any other rights which such Lender may have against the Agent, the Swing Line Bank or any other Person, (ii) the occurrence or continuance of a Default or Unmatured Default or any termination of the obligation of the Lenders to make Revolving Loans pursuant to
                    Section 7.2 hereof or otherwise, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, or (iv) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.21.4, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent received such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make a Revolving Loan required to be made by it pursuant to this Section 2.21.4, such Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Facility Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

                          2.21.5   RATE OPTIONS FOR SWING LINE
                    LOANS. The Swing Line Loans shall at all times bear interest at the Floating Rate.

          2.3 Article V of the Credit Agreement is hereby amended by deleting Section 5.8 in its entirety and replacing it with the following:

               5.8. LITIGATION AND CONTINGENT OBLIGATIONS. There is no litigation, arbitration, proceeding, inquiry or governmental investigation (including, without limitation, by the Federal Trade Commission) pending or, to the knowledge of any of their officers, threatened against or affecting the Rawlings Business, the Borrower or any Subsidiary or any of their respective properties (a) as of the date of this Agreement, except as set forth on Schedule 5.8, and no such matter set forth herein could reasonably be expected to have a Material Adverse Effect or to prevent, enjoin or unduly delay the making of the Loans or Advances under this Agreement, or (b) after the date of this Agreement which could reasonably be expected to have a Material Adverse Effect or to prevent, enjoin or unduly delay the making of the Loans or Advances under this Agreement. As of the date of this Agreement, neither the Borrower nor any Subsidiary has any material contingent obligations except as set forth on
          Schedule 5.8.

          2.4 Article VI of the Credit Agreement is hereby amended as follows:

               (a) Section 6.28.2 is hereby amended by deleting the table set forth therein in its entirety and replacing it with the following:






                    PERIOD                        MAXIMUM RATIO


               Each Fiscal Quarter Ending
               November 30 or February 28              65%

               Each Fiscal Quarter Ending
               May 31 or August 31                     55%



               (b) Section 6.28.3 is hereby amended by deleting such section in its entirety and replacing it with the following:

                    6.28.3.     FIXED CHARGE COVERAGE RATIO.  As
               of the last day of each Fiscal Quarter, maintain a Fixed Charge Coverage Ratio for the four Fiscal Quarters then ended of not less than the ratio set forth below for the corresponding measurement date:

                    MEASUREMENT DATE    MINIMUM RATIO

                      8/31/96             1.75:1
                      11/30/96            1.75:1
                      2/28/97             1.75:1
                      5/31/97             2.00:1



                         and the last day of each
                         Fiscal Quarter thereafter

          2.5 Exhibit E is hereby added in the form of the Exhibit E attached as Annex 1 hereto.

     3.   REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

          3.1 The Borrower represents and warrants that the execution, delivery and performance by the Borrower of this Amendment Agreement have been duly authorized by all necessary corporate action and that this Amendment Agreement is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to
     (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

          3.2 The Borrower hereby certifies that each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

     4.   REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

          4.1 Upon the effectiveness of this Amendment Agreement, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

          4.2 Except as specifically amended above, all of the terms conditions and covenants of the Credit Agreement and the other Loan Documents shall remain unaltered and in full force and effect and shall be binding upon the Borrower in all respects and are hereby ratified and confirmed.

          4.3 The execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of (a) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the Loan Documents, or (b) any Default or Unmatured Default under the Credit Agreement.

     5. COSTS AND EXPENSES. The Borrower agrees to pay on demand all reasonable fees and out-of-pocket expenses of counsel for the Agent in connection with the preparation, execution and delivery of this Amendment Agreement.

     6.   CHOICE OF LAW.  THIS AMENDMENT AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW
OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO
FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     7. EXECUTION IN COUNTERPARTS. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Amendment Agreement shall become effective as of the date first above written; provided, that the Agent has received
(a) counterparts of this Amendment Agreement duly executed by the Borrower and each Lender and (b) an executed copy of a Swing Line
Note in favor of the initial Swing Line Bank.

     8. HEADINGS. Section headings in this Amendment Agreement are included herein for convenience of reference only and shall not constitute a part of this Amendment Agreement for any other purposes.

                   [signature pages to follow]

     IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have executed this Amendment Agreement as of the date first above written.

                         RAWLINGS SPORTING GOODS COMPANY, INC.

                         By: ______________________________
                              Name:
                              Title:



                         THE FIRST NATIONAL BANK OF CHICAGO,
                         Individually and as Agent

                         By: ______________________________
                              Name:
                              Title:



                         THE BANK OF NEW YORK

                         By: ______________________________
                              Name:
                              Title:



                         THE BOATMEN'S NATIONAL BANK OF ST. LOUIS

                         By: ______________________________
                              Name:
                              Title:



                         COMERICA BANK

                         By: ______________________________
                              Name:
                              Title:



                         KEYBANK NATIONAL ASSOCIATION

                         By: ______________________________
                              Name:
                              Title:

                                                                ANNEX 1

                            EXHIBIT E

                             FORM OF
                         SWING LINE NOTE


$_________________                           Dated: ____________


     FOR VALUE RECEIVED, the undersigned (the "Borrower") HEREBY PROMISES TO PAY to the order of _______________________________
(the "Lender") the principal sum of ___ Million United States Dollars ($_______) or, if less, the aggregate unpaid principal amount of the Swing Line Loans made by the Lender to the Borrower pursuant to Section 2.21 of the Credit Agreement (as hereinafter defined), on or before the Facility Termination Date; together, in each case, with interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding. Interest upon the unpaid principal amount hereof shall accrue at the rates, shall be calculated in the manner and shall be payable on the dates set forth in the Credit Agreement. After maturity, whether by acceleration or otherwise, accrued interest shall be payable upon demand. Both principal and accrued interest shall be payable in accordance with the Credit Agreement to The First National Bank of Chicago, as Agent (the "Agent") on behalf of the Lender, at its office set forth in the Credit Agreement in immediately available funds. The Swing Line Loans made by the Lender to the Borrower pursuant to the Credit Agreement and all payments on account of principal hereof shall be recorded by the Lender and, prior to any transfer thereof, endorsed on Schedule A attached hereto which is part of this Swing Line Note or otherwise in accordance with its usual practices; provided, however, that the failure to so record shall not affect the Borrower's obligations under this Swing Line Note.

     This Swing Line Note is a Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of July 8, 1994 and amended as of March 24, 1995, August 31, 1995 and September 23, 1996 by and among the Borrower, the financial institutions signatory thereto (including the Lender) and the Agent (as further amended, modified or supplemented from time to time, the "Credit Agreement") and the other Loan Documents. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Swing Line Note.

          THIS SWING LINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT
OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO
FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.


                              RAWLINGS SPORTING GOODS COMPANY,
                                 INC.


                              By: __________________________
                                 Name:
                                 Title:

                                                       SCHEDULE A


                         Swing Line Note

                     dated _________________

                     payable to the order of

                             [LENDER]



                        PRINCIPAL PAYMENTS


                    AMOUNT OF        UNPAID
                    PRINCIPAL        PRINCIPAL    NOTATION
     DATE           REPAID           BALANCE MADE BY